[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]

July 12, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Tuscana Ventures, Inc. - Form SB-2 Registration Statement, Amendment #1


Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement, Amendment #1, dated July 12, 2005, of the following:

* Our Report to the Stockholders and Board of Directors of Tuscana Ventures, Inc. dated November 30, 2004 on the financial statements of the Company as at August 31, 2004 and 2003 and the statements of operations, stockholders' equity and cash flows for the year ended August 31, 2004, the period from October 22, 2002 (inception) to August 31, 2003, and the period from October 22, 2002 (inception) to August 31, 2004.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia

 A MEMBER OF MMGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS
                             AND BUSINESS ADVISORS


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
Vancouver Offices:  Suite 1700-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1  Tel: 604 687 4747  Fax: 604 687 4216
                    Suite 610-938 Howe Street, Vancouver, B.C., Canada V6Z 1N9           Tel: 604 682 2778  Fax: 604 689 2778
Surrey Office       Suite 303-7337 -137th Street, Surrey, B.C., Canada V3W 1A4           Tel: 604 572 4586  Fax: 604 572 4587
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